UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2020

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on
which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2020, the Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”), pursuant to the recommendation of the Board’s Nominating/Corporate Governance Committee (the “NCGC”), named Donald L. Correll as the Non-Executive Chairman of the Board, effective immediately following the Annual Meeting of Shareowners (the “Annual Meeting”) held on that same date.

On January 21, 2020, the Board, pursuant to the recommendation of the NCGC, (x) approved an additional annual retainer for the non-executive Chairman in the amount of $80,000, 50 percent of which will be paid in cash and 50 percent in restricted stock units and (y) eliminated the additional annual cash retainer for the Chair of the Board’s Executive Committee. A summary of the Company’s 2020 non-employee director compensation (the “Non-Employee Director Compensation Plan”) showing the approved changes is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In addition, the Board granted each non-employee director of the Board their respective annual equity retainers in the form of restricted stock units (“RSUs”) as set forth in the Non-Employee Director Compensation Plan and each non-employee director entered into a 2017 Stock Award and Incentive Plan Director Restricted Stock Units Agreement (the “Non-Employee Director RSU Agreement”), a form of which is attached hereto as Exhibit 10.2 and incorporated by reference herein. The Non-Employee Director RSU Agreement provides that each RSU will vest upon the earlier of one year from the grant date and the next annual meeting of shareowners.

The foregoing descriptions of the Non-Employee Director Compensation Plan and the Non-Employee Director RSU Agreements are qualified in their entirety by the terms and provisions of the Non-Employee Director Compensation Plan and the Non-Employee Director RSU Agreement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, of the 90,169,270 shares outstanding and entitled to vote as of the record date, 77,905,319 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting were as follows:

Item 1: The Company’s shareowners elected the six directors nominated by the Board for election to the Board at the Annual Meeting. James H. DeGraffenreidt, Jr. was elected to serve until the Company’s 2021 Annual Meeting of Shareowners or until his successor is elected and qualified, Gregory E. Aliff was elected to serve until the Company’s 2022 Annual Meeting of Shareowners or until his successor is elected and qualified, and Stephen D. Westhoven, Jane M. Kenny, Sharon C. Taylor and David A. Trice were each re-elected to serve until the Company’s 2023 Annual Meeting of Shareowners or until their respective successors are elected and qualified, all by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
James H. DeGraffenreidt, Jr.	65,950,484	687,445	11,267,390
Gregory E. Aliff	65,964,307	673,622	11,267,390
Stephen D. Westhoven	65,858,064	779,865	11,267,390
Jane M. Kenny	65,006,552	1,631,377	11,267,390
Sharon C. Taylor	64,803,550	1,834,379	11,267,390
David A. Trice	64,958,495	1,679,434	11,267,390

The terms of office of the following directors continued after the Annual Meeting: Donald L. Correll, M. William Howard, Jr., George R. Zoffinger, Robert B. Evans and Thomas C. O’Connor. Laurence M. Downes and J. Terry Strange retired at the Annual Meeting.

Item 2: The shareowners approved a non-binding advisory resolution approving the compensation of the Company’s named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
59,750,862	6,433,792	453,275	11,267,390

Item 3: The Company’s shareowners ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
76,484,058	1,243,085	178,176	N/A

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Summary of 2020 Non-Employee Director Compensation Plan
10.2	2017 Stock Award and Incentive Plan Form of Director Restricted Stock Units Agreement
104	Cover page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: January 23, 2020	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial
Officer